Exhibit (99.18)

Excerpts from « 2009-2010 Budget – Budget Speech », March 19, 2009.

Québec government

Summary of consolidated budgetary transactions

2009-2010 fiscal year

(millions of dollars)

	March 2009 Budget	Preliminary results
BUDGETARY REVENUE
Own-source revenue	47 371	47 421
Federal transfers	14 841	15 229

Total	62 212	62 650
BUDGETARY EXPENDITURE
Program spending	– 59 989	– 60 769
Debt service	– 6 104	– 6 154

Total	– 66 093	– 66 923
NET RESULTS OF CONSOLIDATED ENTITIES	355	598
Contingency reserve		– 300

DEFICIT	– 3 526	– 3 975
Deposit of dedicated revenues in the Generations Fund	– 715	– 715
Stabilization reserve	295	433

BUDGETARY BALANCE FOR THE PURPOSES OF THE BALANCED BUDGET ACT	– 3 946	– 4 257

Choices for
the Future	1

Québec government

Summary of consolidated budgetary transactions1

2010-2011 forecast

(millions of dollars)

BUDGETARY REVENUE
Own-source revenue	50 152
Federal transfers	15 325

Total	65 477
BUDGETARY EXPENDITURE
Program spending	– 62 561
Debt service	– 6 980

Total	– 69 541
NET RESULTS OF CONSOLIDATED ENTITIES	750
Contingency reserve	– 300

DEFICIT	– 3 614
Deposit of dedicated revenues in the Generations Fund	– 892

BUDGETARY BALANCE FOR THE PURPOSES OF THE BALANCED BUDGET ACT	– 4 506

1	Including the impact of the plan to restore fiscal balance.

2010-2011
2	Budget Speech

Excerpts from « 2009-2010 Budget – Budget Speech », March 19, 2009.

Québec government

Budgetary revenue of the Consolidated Revenue Fund1

2010-2011 forecast

(millions of dollars)

OWN-SOURCE REVENUE
Income and property taxes
Personal income tax	18 644
Health Services Fund	5 843
Corporate taxes[2]	4 046

28 533

Consumption taxes
Retail sales	11 820
Fuel	1 837
Tobacco	619
Alcoholic beverages	437

14 713

Duties and permits
Motor vehicles	773
Natural resources	28
Other	212

1 013

Miscellaneous
Sales of goods and services	411
Interest	512
Fines, forfeitures and recoveries	480

1 403

Revenue from government enterprises
Hydro-Québec	2 425
Loto-Québec	1 282
Société des alcools du Québec	882
Other	– 99

4 490

Total	50 152

FEDERAL TRANSFERS
Equalization	8 552
Health transfers	4 264
Transfers for post-secondary education and other social programs	1 432
Other programs	1 077

Total	15 325

TOTAL BUDGETARY REVENUE	65 477

1	Including the impact of the plan to restore fiscal balance.
2	Includes tax on corporate profits, tax on capital and tax on premiums in lieu of the tax on capital for insurance companies, as well as the tax on public services.

Choices for
the Future	3

Québec government

Budgetary expenditure of the Consolidated Revenue Fund1

2010-2011 forecast

(millions of dollars)

PROGRAM SPENDING
Affaires municipales, Régions et Occupation du territoire	1 871.4
Agriculture, Pêcheries et Alimentation	1 068.2
Assemblée nationale	116.7
Conseil du trésor et Administration gouvernementale	712.7
Conseil exécutif	358.6
Culture, Communications et Condition féminine	666.1
Développement durable, Environnement et Parcs	203.9
Développement économique, Innovation et Exportation	1 044.4
Éducation, Loisir et Sport	14 805.0
Emploi et Solidarité sociale	4 283.9
Famille et Aînés	2 178.6
Finances (excluding debt service)	195.2
Immigration et Communautés culturelles	304.9
Justice	683.7
Personnes désignées par l’Assemblée nationale	69.6
Relations internationales	114.0
Ressources naturelles et Faune	528.7
Revenu	1 087.3
Santé et Services sociaux	27 967.2
Sécurité publique	1 136.4
Services gouvernementaux	197.4
Tourisme	146.1
Transports	2 787.5
Travail	33.5

Total	62 561.0
DEBT SERVICE
Direct debt service	4 398.0
Interest ascribed to the retirement plans	2 597.0
Employee future benefits	– 15.0

Total	6 980.0

TOTAL BUDGETARY EXPENDITURE	69 541.0

1	Including the impact of the plan to restore fiscal balance.

2010-2011
4	Budget Speech

Excerpts from « 2009-2010 Budget – Budget Speech », March 19, 2009.

Québec government

Consolidated non-budgetary transactions

2010-2011 forecast

(millions of dollars)

INVESTMENTS, LOANS AND ADVANCES
Consolidated Revenue Fund	– 1 103
Consolidated entities	– 178

Total	– 1 281
CAPITAL EXPENDITURES
Consolidated Revenue Fund
Net investments	– 518
Depreciation	252

Subtotal	– 266
Consolidated entities	– 4 387

Total	– 4 653
RETIREMENT PLANS AND EMPLOYEE FUTURE BENEFITS	2 667
OTHER ACCOUNTS
Consolidated Revenue Funds	66
Consolidated entities	– 164

Total	– 98

TOTAL CONSOLIDATED NON-BUDGETARY TRANSACTIONS	– 3 365

Note:	A negative entry indicates a financial requirement and a positive entry, a source of financing.

Choices for
the Future	5

Québec government

Consolidated financing transactions

2010-2011 forecast

(millions of dollars)

CHANGE IN CASH POSITION
Consolidated Revenue Fund	3 855
Consolidated entities	—

Total	3 855
NET BORROWINGS
Consolidated Revenue Fund
New borrowings	4 936
Repayment of borrowings	– 3 658

Subtotal	1 278
Consolidated entities[1]
New borrowings	8 152
Repayment of borrowings	– 2 712

Subtotal	5 440

Total	6 718

RETIREMENT PLANS SINKING FUND, OTHER RETIREMENT PLAN ASSETS AND FUNDS DEDICTATED TO EMPLOYEE FUTURE BENEFITS	– 2 133

GENERATIONS FUND	– 892

TOTAL CONSOLIDATED FINANCING TRANSACTIONS	7 548

Note:

A negative entry indicates a financial requirement and a positive entry, a source of financing. For the change in cash position, a negative entry indicates an increase and a positive entry, a decrease.

1	Does not take into account the net borrowings of institutions in the health and social services and education networks contracted in their own name.

2010-2011
6	Budget Speech